EXHIBIT 10.1
ASSIGNMENT AND ASSUMPTION OF LEASE
(9704 Medical Center Drive, Rockville, Maryland)
THIS ASSIGNMENT AND ASSUMPTION OF LEASE ("Assignment"), is made and dated for reference purposes as of the 31st day of July, 2015 (the "Execution Date"), by and between J. CRAIG VENTER INSTITUTE, INC., successor in interest to The Institute for Genomic Research Inc., a Maryland non-stock corporation ("Assignor"), and MACROGENICS, INC., a Delaware corporation ("Assignee"), both of whom may be referred to herein as the "Parties" and each of whom may be referred to herein as a "Party."
RECITALS
A.            Assignor and BMR-Medical Center Drive LLC, a Delaware limited liability company ("Landlord") are parties to that certain Lease dated May 3, 2010 (as amended by that certain First Amendment to Lease dated as of March 26, 2014, the "Lease").  Unless otherwise expressly defined herein, capitalized terms used herein without definition shall have the same meaning given to such terms in the Lease.
B.            This Assignment is being entered into for the purpose of memorializing the assignment by Assignor to Assignee of the Lease, subject to the terms and conditions of this Assignment and the Landlord Consent attached hereto.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:
1.            Defined Terms.  Unless otherwise expressly defined herein, capitalized terms used herein without definition shall have the same meaning given to such terms in the Lease.
2.            Surrender; Early Access Rights.  Assignor shall surrender the Premises to Assignee in broom clean condition and in the condition required under the Lease upon surrender of the Premises no later than December 1, 2015 (the "Surrender Date").  In addition, Assignor agrees to deliver the Premises to Assignee in compliance with all Applicable Laws, including the ADA, and with all Building systems, including elevator, plumbing, air conditioning, heating, electrical, security, life, safety and power, and systems serving the lab of the Premises, and the Generator in good working order, provided in no event shall Assignor be obligated to remedy any non-compliance or satisfy any obligation which is not the express obligation of the Tenant under the terms and conditions of the Lease.  No later than thirty (30) days prior to the Surrender Date, Assignee shall be required to conduct an inspection of the Premises and to identify to Assignor any part of the Premises or the Generator that is not in good working order; provided, however, that Assignee's completion of such inspection and identification to Assignor or any part of the Premises or the Generator that is not in good working order shall not release Assignor of any obligations with respect to latent defects to the Premises or the Generator, or any failure of the Premises or the Generator to be in good working order that arises after Assignee's completion of such inspection and before the Surrender Date.  If any part of the Premises or the Generator fails to comply with any of the foregoing conditions as of the Surrender Date, and provided that the satisfaction of such condition is not the express obligation of Landlord under the terms and conditions of the Lease, then Assignee may (but shall not be obligated to) perform such alterations as are required to bring the Premises or the Generator, as applicable, into compliance with Applicable Laws and to cause all Building systems and systems serving the lab of the Premises and the Generator to be in good working order at Assignor's sole cost and expense.  Notwithstanding the foregoing, to the extent that Assignor shall cause the remediation of any recognized environmental conditions set forth in the Exit Survey (as defined in the Landlord Consent) and compliance with any recommendations set forth in the Exit Survey as of or prior to the Assignment Date, and Assignor shall remain responsible for such obligations after Assignor's surrender of the Premises and the occurrence of the Assignment Date. Commencing on the Surrender Date and continuing until the Assignment Date (as defined below) (the "Early Access Period"), Assignor shall grant Assignee and its contractors, subcontracts and employees (collectively, the "Assignee Group") a right of entry and access to the Premises for the purpose of installing improvements and the placement of personal property, but not for the purpose of conducting Tenant's business (the "Early Access Rights"), provided that Assignee shall furnish to Assignor and Landlord evidence satisfactory to Assignor and Landlord in advance that insurance coverages required of Assignor under the provisions of Article 23 of the Lease are in effect, and such entry shall be subject to all the terms and conditions of the Lease, other than the payment of Base Rent or Tenant's Share of Operating Expenses.  In connection with the foregoing, during the Early Access Period, Assignor shall retain access to the Premises for the limited purpose of moving its Data Center located on the first floor of the Premises to a new off-site location ("Data Center Move"); provided that Assignor shall furnish to Assignee and Landlord evidence satisfactory to Assignee and Landlord in advance that insurance coverages required of Assignor under the provisions of Article 23 of the Lease are in effect, and such access shall be subject to all the terms and conditions of the Lease; further provided that Assignor shall promptly repair any damage to the Premises, the Building or the Project caused by such retained access to the Premises or performance of the Data Center Move or, if Assignee, in its sole discretion, shall elect to make such repairs, to pay to Assignee promptly the costs and expenses incurred in connection therewith.  On the Surrender Date, except for keys, security codes and other electronic access cards to the Premises necessary for Assignor to complete the Data Center Move (which shall be returned by Assignor to Assignee on or before the end of the Early Access period), Assignor shall deliver all keys, security codes and other electronic access cards to the Premises, including all office and restroom keys, codes and access cards, and all FF&E (defined below) to Assignee.  Assignee shall indemnify, save, defend (at Landlord's or Assignor's option, as applicable, and with counsel reasonably acceptable to Landlord or Assignor, as applicable) and hold Landlord, Assignor and their respective affiliates, successors and assigns, and their respective directors, officers, shareholders and employees, harmless from and against any and all claims, damages, losses, suits, proceedings, costs and expenses, including, without limitation, reasonable attorneys' fees (collectively, "Claims") arising out of or relating to the exercise of the Early Access Rights by the Assignee Group.  The later of (i) January 1, 2016 and (ii) the date upon which Assignor shall have satisfied its obligations under this Section 2 and Section 8 and any conditions precedent to Assignor's assignment of the Lease set forth in the Landlord Consent attached hereto shall be the "Assignment Date." Upon the Assignment Date, Assignor shall deliver to Assignee a duly executed Bill of Sale and Assignment and Assumption Agreement in the form attached hereto as Exhibit A, to effect the conveyance of the assets specified therein (the "FF&E") and the assignment of the Assumed Contracts pursuant to Section 9 hereof.
3.            Assignment of Lease.  Subject to the provisions of this Assignment, effective as of the Assignment Date, Assignor hereby grants, assigns, transfers, conveys and delivers to Assignee, and Assignee hereby accepts the assignment of, the Lease and all of the right, title, interest, privileges and obligations of the "Tenant" thereunder.
4.            Assumption of Obligations.  Subject to the provisions of this Assignment, by acceptance of this Assignment, effective as of the Assignment Date, Assignee hereby assumes and agrees to perform and to be bound by all of the terms, covenants, conditions and obligations imposed upon the "Tenant" under the Lease accruing on or after the Assignment Date.
5.            Security Deposit.  Notwithstanding any provision to the contrary set forth in this Assignment, Assignee acknowledges that Assignor is not assigning to Assignee any right, title and interest in and to the Security Deposit (or remaining balance thereof) delivered by Assignor to Landlord pursuant to the Lease.  Assignor acknowledges that Assignor has consented to Landlord's retention of the Security Deposit to be applied as a credit toward the Leasing Cost Payment (as such term is defined in the Landlord Consent) to be paid by Assignor to Landlord pursuant to Section 4 of the Landlord Consent.  Accordingly, Assignor waives and relinquishes to Landlord all of Assignor's right, title and interest in and to any refund of the Security Deposit.
6.            Assignor Indemnification.  As of the Assignment Date, Assignor shall indemnify, save, defend (at Assignee's option and with counsel reasonably acceptable to Assignee, except to the extent a Claim is defended by Assignor's insurance company and such company expressly prohibits Assignor or Assignee from approving such counsel) and hold Assignee and Assignee's affiliates, successors and assigns, and their respective directors, officers, shareholders and employees (collectively, the "Assignee Parties") harmless from and against any and all Claims arising out of, by virtue of or in any way related to (i) the breach by Assignor (or Assignor's failure to timely perform) any or all of the obligations imposed on the "Tenant" under the Lease, which obligations accrued as of or prior to the Assignment Date, including, without limitation, with respect to the condition of the Premises; and (ii) Assignor's access of the Premises during the Early Access Period for the Data Center Move and performance of the Data Center Move.  As of the Assignment Date, Assignor hereby releases, remises, acquits and forever discharges Assignee and the Assignee Parties from and against any and all Claims arising out of or in any way relating to the obligations imposed on the "Tenant" under the Lease, which obligations accrued as of or prior to the Assignment Date (except to the extent any Claims are the result of the acts, omissions, negligence or intentional misconduct of any of the Assignee Group during the Early Access Period), or arising from the actions of any of the Assignor Parties (as defined below) with respect to this Lease or the Premises as of or prior to the Assignment Date, provided, however, that the foregoing release shall not apply to any default or breach by Assignee of its obligations under this Agreement.
7.            Assignee Indemnification.  As of the Assignment Date, Assignee shall indemnify, save, defend (at Assignor's option and with counsel reasonably acceptable to Assignor) and hold Assignor and Assignor's affiliates, successors and assigns, and their respective directors, officers, shareholders and employees (collectively, the "Assignor Parties") harmless from and against any and all Claims arising out of, by virtue of or in any way related to the breach by Assignee (or Assignee's failure to timely perform) any or all of the obligations imposed on the Tenant under the Lease, which obligations accrue from and after the Assignment Date.  As of the Assignment Date, Assignee hereby releases, remises, acquits and forever discharges Assignor and the Assignor Parties from and against any and all Claims arising out of or in any way relating to the obligations imposed on the "Tenant" under the Lease, which obligations accrued after the Assignment Date, or arising from the actions of any of the Assignee Parties  with respect to this Lease or the Premises as of or prior to the Assignment Date, provided, however, that the foregoing release shall not apply to any default or breach by Assignor of its obligations under this Agreement or with respect to any Claims arising from Assignor's access to the Premises during the Early Access Period for the Data Center Move or performance of the Data Center Move.
8.            Assignment Fee.  On or before the date that is four (4) business days after the Execution Date, Assignor shall pay to Assignee an assignment fee in the amount of Two Million Fifty Six Thousand Four Hundred Ninety Four Dollars ($2,056,494.00) in consideration of Assignee's assumption of the Lease pursuant to this Assignment (the "Assignment Fee").
9.            Service Contracts.  Assignor shall reasonably cooperate with Assignee to attempt to obtain consent (if required) to the transfer and assignment to Assignee of any service contracts relating to the Premises that Assignee has elected to assume in writing by written notice to Assignor no later than twenty-one (21) days following the Execution Date (collectively, upon transfer and assignment with any required consent (but explicitly excluding the Lease), the "Assumed Contracts") and to terminate any service contracts relating to the Premises that do not constitute Assumed Contracts effective as of the Assignment Date.  Assignor shall reasonably cooperate with Assignee to transfer and assign the Assumed Contracts to Assignee effective as of the Assignment Date, including without limitation by delivering to Assignee a duly executed Bill of Sale and Assignment and Assumption Agreement in the form attached hereto as Exhibit A.
10.            Prorations.  Service fees under the Assumed Contracts either prepaid by Assignor or payable for the calendar month during which the Surrender Date occurs shall be prorated between Assignor and Assignee as of the Surrender Date.  Following the Rent Commencement Date, the Parties agree to remit any amounts owed to the other Party within ten (10) days of receipt of an invoice and reasonable supporting documentation.
11.            Representations. Assignor hereby represents and warrants to Assignee that as of the Execution Date and as of the Assignment Date: (i) the Lease attached hereto as Exhibit B is the true, complete and correct copy of the Lease and the Lease has not been amended or modified except as set forth in Exhibit B hereto; (ii) Assignor has made available to Assignee true, complete and correct copies of the service contracts relating to the Premises, and that none of the Assumed Contracts has been amended or modified except as set forth in Exhibit C hereto; (iii) the Lease and each Assumed Contract is valid, binding and in full force and effect, and enforceable in accordance with its terms by Assignor and, to Assignor's knowledge, Landlord (with respect to the Lease) and by any other party to such Assumed Contract (with respect to the Assumed Contract); (iv) Assignor is not in breach or default under the Lease (whether monetary or otherwise) or any Assumed Contract and has not given or received any notice of breach or default or termination under the Lease or any Assumed Contract, and to Assignor's knowledge, no other party to the Lease or such Assumed Contract is in breach or default thereunder (whether monetary or otherwise) or has given or received any notice of breach or default or termination, provided that, as Assignor has informed the Landlord, certain of Assignor's current insurance policies are not fully compliant with certain of the terms of Sections 23.4 and 28.1 of the Lease; (v) except for certain subleases and space license agreements which have expired, Assignor has not made any assignment, sublease, transfer, conveyance or other disposition of the Lease, any Assumed Contract or any interest therein, or granted any sublease, license, occupancy agreement or other use or occupancy right to any other person or entity, except for the Early Access Rights granted to the Assignee Group; and (vi) subject to the Assignor Group's exercise of the Early Access Rights, there are no parties in possession of the Premises other than Assignor.  Each Party guarantees, warrants and represent to the other and to Landlord that the execution and consummation of this Assignment have been duly authorized by all appropriate company action, and the individual or individuals signing this Assignment have the power, authority and legal capacity to sign this Assignment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint ventures or other organizations and entities on whose behalf such individual or individuals have signed.
12.            Brokerage Commission.  Except for the brokerage commissions payable by Landlord to Assignor's broker Cushman and Wakefield and Assignee's broker CBRE ("Brokers"), pursuant to the respective separate written agreements between Assignor and Landlord and Brokers, the Parties represent and warrant to each other that each Party has not dealt with any broker or agent in the negotiation for or the obtaining of this Assignment, and each Party agrees to reimburse, indemnify, save, defend and hold harmless the other from and against any and all cost or liability for compensation claimed by any broker or agent, other than Broker, employed or engaged by it or claiming to have been employed or engaged by the indemnifying Party.
13.            Landlord Consent.  This Assignment is subject to the terms of the Landlord Consent.
14.            Voluntary Agreement.  The Parties have read this Assignment and the mutual releases contained in it, and have freely and voluntarily entered into this Assignment.
15.            Successors and Assigns.  This Assignment shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of the respective Parties hereto.
16.            Attorneys' Fees.  In the event of any legal action between Assignor and Assignee arising out of or in connection with this Assignment, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and costs incurred in such action and any appeal therefrom.
17.            Governing Law; Jurisdiction and Venue.  This Assignment shall be governed by the laws of the State of Maryland.  The proper venue for any claims, causes of action or other proceedings concerning this Assignment shall be in the state and federal courts located in the County of Rockville, State of Maryland.
18.            Counterparts.  This Assignment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.
19.            Cooperation.  Assignor and Assignee hereby agree to and shall execute and deliver to the other Party upon such Party's written request any and all documents, agreements and instruments necessary to consummate the transactions contemplated by this Assignment.
20.            Survival.  The terms and conditions of this Assignment shall survive the assignment of the Lease and the expiration or earlier termination of the Lease.
[Signatures appear on following page.]

IN WITNESS WHEREOF, the Parties hereto have executed this Assignment as of the date first above written.
ASSIGNOR:

J. CRAIG VENTER INSTITUTE, INC., successor in interest to The Institute for Genomic Research, Inc., a Maryland non-stock corporation

By: /s/ Nicole DeBerg

Name:  Nicole DeBerg

Title: COO

ASSIGNEE:

MACROGENICS, INC., a Delaware corporation

By: /s/ Scott Koenig

Name:  Scott Koenig

Title:            CEO

EXHIBIT A

BILL OF SALE AND
ASSIGNMENT AND ASSUMPTION AGREEMENT

This Bill of Sale and Assignment and Assumption Agreement (this "Agreement") is made and entered into effective as of _____________, 2016 by and between J. CRAIG VENTER INSTITUTE, INC., successor in interest to The Institute for Genomic Research Inc., a Maryland non-stock corporation with offices at ___________________________ ("Seller"), and MACROGENICS, INC., a Delaware corporation with offices at ___________________________ ("Buyer").  Seller and Buyer may each be referred to herein as a "Party" and collectively as the "Parties".

RECITALS

WHEREAS, Seller and Buyer have entered into that certain Assignment and Assumption of Lease, dated as of July __, 2015 (the "Assignment"); and

WHEREAS, pursuant to the Assignment, Seller has agreed to sell the Purchased Assets (as defined below) and assign the Assumed Contracts to Buyer, and Buyer has agreed to purchase the Purchased Assets (as defined below) and assume the Assumed Contracts from Seller.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.            Definitions. Unless otherwise specifically provided herein, capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings ascribed thereto in the Assignment.

2.            Conveyance and Acceptance. In accordance with the provisions of the Assignment, Seller hereby sells, transfers, conveys, assigns and delivers to Buyer all of Seller's right, title and interest in and to the assets listed on Exhibit A attached hereto (the "Purchased Assets"), and, subject to the terms and conditions of the assignment (including, without limitation, that Seller represents and warrants that the Generator is in good working order as of the date hereof), Buyer hereby purchases and accepts the Purchased Assets, "as is" and "where is", with all faults and wherever located, and in each case, free and clear of any and all encumbrances or liens; provided, however, that Seller represents and warrants that the Purchased Assets are in at least as good condition as existed on which Buyer conducted an inspection of the Premises pursuant to Section 2 of the Assignment, ordinary wear and tear excepted. SELLER AND BUYER AGREE THAT THE SELLER IS NOT THE MANUFACTURER OF THE EQUIPMENT, NOR THE AGENT THEREOF, AND THEREFORE SELLER MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO ANY MATTER WHATSOEVER (EXCEPT AS SPECIFICALLY SET FORTH ABOVE OR IN THE ASSIGNMENT), INCLUDING WITHOUT LIMITATION, THE MERCHANTABILITY OF THE EQUIPMENT, THEIR FITNESS FOR A PARTICULAR PURPOSE, THEIR DESIGN OR CONDITION, THEIR CAPACITY OR DURABILITY, THE QUALITY OF THE MATERIAL OR WORKMANSHIP IN THE MANUFACTURE OR ASSEMBLY OF THE EQUIPMENT OR THE CONFORMITY OF THE EQUIPMENT TO THE PROVISIONS AND SPECIFICATIONS OF ANY DOCUMENT RELATING THERETO, OR PATENT INFRINGEMENTS, AND SELLER HEREBY DISCLAIMS ANY SUCH WARRANTIES.  Buyer affirms that it shall not rely on the Seller's skill or judgment or information to select the Equipment for purchase, and that Buyer has been given the opportunity to and shall conduct its own investigation and inspection of the Equipment as it deems necessary or appropriate under the circumstances.

3.            Assumption of Assumed Contracts. In accordance with and subject to the provisions of the Assignment, Seller hereby assigns to Buyer all of Seller's right, title and interest in, to and under the Assumed Contracts, and Buyer hereby assumes from Seller all of Seller's right, title and interest in, to and under the Assumed Contracts as of the date hereof; provided, however, that, except as specified in Section 10 of the Assignment, Seller shall remain responsible for the performance of all covenants, obligations and conditions required to be performed by Seller under the Assumed Contracts for the period prior to the date hereof.

4.            Assignment Controls. Notwithstanding any other provision of this Agreement to the contrary, nothing contained herein shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect the provisions, including warranties, covenants, agreements, conditions, representations or, in general any of the rights and remedies, or any of the obligations of Buyer or Seller set forth in the Assignment. This Agreement is subject to and governed entirely in accordance with the terms and conditions of the Assignment. Nothing contained herein is intended to modify or supersede any of the provisions of the Assignment.

5.            Miscellaneous.

(a)            This Agreement shall be governed by the laws of the State of Maryland.  The proper venue for any claims, causes of action or other proceedings concerning this Assignment shall be in the state and federal courts located in the County of Rockville, State of Maryland.

(b)            This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party.  No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving.  No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver.  No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

(c)            Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

(d)            This Agreement shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of the respective Parties hereto.

(e)            If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.  Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the greatest extent possible.

(f)            This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement.  A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have each caused this Agreement to be duly executed as of the date first written above.

J. CRAIG VENTER INSTITUTE, INC., successor in interest to The Institute for Genomic Research, Inc., a Maryland non-stock corporation

By: __________________________________
Name: ________________________________
Title: _________________________________

MACROGENICS, INC., a Delaware corporation By: __________________________________ Name: ________________________________ Title: _________________________________

EXHIBIT B

LEASE
[The lease by and between BMR-Medical Center Drive LLC and J. Craig Venter Institute, Inc. dated May 3, 2010 (as amended by that certain First Amendment to Lease dated March 26, 2014) is filed and incorporated by reference in Exhibit 10.2 (as Exhibit L to the Second Amendment to Lease).]

EXHIBIT C

LIST OF ASSUMED CONTRACTS

August 19, 2015

Via FedEx and E-mail
J. Craig Venter Institute, Inc.
9704 Medical Center Drive
Rockville, Maryland 20850
Attn: Julie Gross Adelson, Vice President, General Counsel

Re:
Notice of Assumed Contracts pursuant to that certain Assignment and Assumption of Lease, dated as of July 31, 2015 (the "Agreement"), by and between J. Craig Venter Institute, Inc. ("Assignor") and MacroGenics, Inc. ("Assignee")

Dear Ms. Adelson:

This letter shall serve as Assignee's notice to Assignor, pursuant to Section 9 of the above-referenced Agreement, of the service contracts relating to the Premises that Assignee elects to designate as the "Assumed Contracts" and assume as of the Assignment Date, subject to any required consents in connection with such assumption.  Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Agreement.

Assignee wishes to assume the following contracts:

1.	Monitoring Agreement, dated as of August 26, 2010, by and between ARK Systems, Inc. and Assignor;

2.	Planned Maintenance Agreement, dated as of July 11, 2014, by and between Cummins Power Systems, LLC and Assignor;

3.	Inspection Service Agreement, dated as of June 1, 2010, by and between Guardian Fire Protection Services, LLC and Assignor;

4.	Service Agreement, dated as of April 1, 2014, by and between Hydro Service & Supplies, Inc. and Assignor;

5.	Technical Services Program Agreement, dated as of April 22, 2015, by and between Siemens Industry, Inc. and Assignor;

6.	Platinum Service Agreement, dated as of November 20, 2014, by and between ThyssenKrupp Elevator Corporation and Assignor; and

7.	Service Agreement, dated as of April 13, 2015, by and between Unified Power, LLC and Assignor.

Assignee requests that, pursuant to Section 9 of the Agreement, Assignor reasonably cooperate with Assignee to transfer and assign the above-listed contracts to Assignee effective as of the Assignment Date, including without limitation by requesting any required consents and delivering to Assignee a duly executed Bill of Sale and Assignment and Assumption Agreement in the form attached to the Agreement as Exhibit A.  Assignee will draft any necessary consent instruments.

Please contact me with any questions regarding the content of this letter (301-354-2674; spitznagelt@macrogenics.com).

Very truly yours,

Tom Spitznagel

cc:

Arnold & Porter LLP
555 12th Street, N.W.
Washington, D.C. 20004
Attention: Kenneth Schwartz, Esq.

Foley & Lardner LLP
3579 Valley Centre Drive, Suite 300
San Diego, California 92138-0278
Attention: Kelly C. Spicher, Esq.

LANDLORD CONSENT
1.            Surrender Obligations.  At least ten (10) days prior to the Surrender Date, and as a condition precedent to Assignor's assignment of the Lease, Assignor shall deliver to Landlord and Assignee (a) an Exit Survey prepared by an independent third party state-certified professional with appropriate expertise or otherwise reasonably approved by Landlord and Assignee, complying with the American National Standards Institute's Laboratory Decommissioning guidelines (ANSI/AIHA Z9.11-2008) or any successor standards published by ANSI or any successor organization (or, if ANSI and its successors no longer exist, a similar entity publishing similar standards), which Exit Survey must be reasonably acceptable to Landlord and Assignee, and (b) written evidence of all appropriate governmental releases obtained by Assignor in accordance with Applicable Laws, and Assignor shall (i) place Laboratory Equipment Decontamination Forms on any decommissioned equipment that may remain in the Premises to assure safe occupancy by future users and (ii) conduct a site inspection of the Premises with Landlord and Assignee.  As a condition precedent to Assignor's assignment of the Lease, Assignor shall cause the remediation of any recognized environmental conditions set forth in each Exit Survey and compliance with any recommendations set forth in each Exit Survey as of or prior to the Assignment Date, and Assignor shall remain responsible for such obligations after Assignor's surrender of the Premises and the occurrence of the Assignment Date. Assignor's obligations under this paragraph shall survive any assignment of the Lease. Failure to complete the surrender the Premises in broom clean condition and in the condition required under the Lease and the Assignment or the performance of all of Assignor's obligations under this paragraph by the Surrender Date shall constitute a holdover in the Premises without Landlord's consent, and Assignor shall be subject to the provisions of Article 27 of the Lease with respect to any period after the Surrender Date during which such failure continues.  Landlord hereby confirms that the Turnover Date (as defined in the Lease) has not occurred as of the date hereof.
2.            Consent.  Subject to the terms and conditions herein, Landlord hereby (a) consents to the assignment of the Lease from Assignor to Assignee effective as of the Assignment Date,  and (b) effective as of the Assignment Date, forever releases and discharges Assignor from all obligations and liabilities of the Tenant under the Lease to the extent accruing from or after the Assignment Date, including without limitation the obligation to pay Base Rent, Additional Rent and all other charges payable by Tenant under the Lease to the extent accruing from and after the Assignment Date.  Notwithstanding the foregoing, but subject to Section 22 of the Second Amendment to Lease, dated as of [July , 2015] by and between Landlord and Assignee, Landlord does not waive, and hereby expressly reserves, any rights and/or remedies that Landlord may have under the Lease or at law or in equity arising from any default of Assignor under the Lease occurring prior to or existing as of the Assignment.  Notwithstanding anything to the contrary contained in the Lease, the Assignment or this Landlord Consent, Landlord agrees that  the rights under Sections 9.8, 31.14 and 40 of the Lease may be and have been assigned in full from Assignor to Assignee and shall hereafter be exercisable by Assignee in accordance with their terms.
3.            Subsequent Assignment or Sublet.  Landlord's consent to the foregoing Assignment shall not be construed as a waiver of Landlord's right to consent to any subletting by Assignee or to any assignment by Assignee of its rights, title, interest and obligations under the Lease, or as a consent to any portion of the Premises being used or occupied by any other party, except as expressly permitted pursuant to the terms of the Lease.
4.            Leasing Cost Payment.  In consideration of Landlord's consent to the Assignment, on or before the date that is three (3) business days after the Execution Date, Assignor shall pay to Landlord the amount of Eight Hundred Ninety Three Thousand Six Hundred Eighty Seven Dollars ($893,687)  which is the net of Two Million Two Hundred Seventy Two Thousand Nine Hundred Thirty Seven Dollars ($2,272,937) (the "Leasing Cost Payment"), which Leasing Cost Payment is the sum of (a) one-half (1/2) of the total leasing commissions due to Assignor's and Assignee's brokers (the "Brokers") in connection with the Assignment, in the amount of Three Hundred Seventy Five Thousand Six Hundred Thirty Six Dollars ($375,636) plus (b) a portion of the tenant improvement allowance to be paid by Landlord to Assignee pursuant to a separate amendment to the Lease to be entered into by and between Landlord and Assignee concurrently herewith (the "Lease Assignment"), in the amount of One Million Eight Hundred Ninety Seven Thousand Three Hundred One Dollars ($1,897,301),  minus One Million Three Hundred Seventy Nine Thousand Two Hundred Fifty Dollars ($1,379,250) which reflects Landlord's retention of Assignor's Security Deposit under the Lease. With respect to the leasing commissions due to the Brokers, Landlord shall pay the Brokers all commissions due under Assignor's exclusive listing agreement with Cushman and Wakefield and all commissions due to CBRE and Landlord shall indemnify, hold harmless and defend Assignor and Assignee from any and all claims and liabilities arising from (i) Assignor's exclusive listing agreement with Cushman and Wakefield or (ii) CBRE, whether arising out of Landlord's or Assignee's brokerage agreement with CBRE.
5.            Confidentiality.  Neither Assignor nor Assignee shall reveal the contents of the Assignment, except (a) as required by Applicable Laws or legal process or to enforce the Party's obligations under the Assignment, or (b) to each Party's affiliates, attorneys, accountants, auditors, employees, principals, investors, partners, taxing authorities or agents or bona fide prospective purchasers, assignees or subtenants, provided that any such disclosure shall be on a need to know basis, as reasonably determined by the applicable Party, and subject to the confidentiality obligations of this Section, and further, provided that Assignee shall be entitled to make any disclosure of the Assignment that Assignee, in its good faith judgment, believes is required by Applicable Law or by any stock exchange on which its securities or those of its affiliates are listed.
6.            Brokerage Commission.  Assignor and Assignee each represent and warrant to Landlord that it has not dealt with any broker or agent other than the Brokers in the negotiation for or the obtaining of this Assignment, and each party agrees to reimburse, indemnify, save, defend and hold harmless Landlord from and against any and all cost or liability for compensation claimed by any broker or agent, other than Brokers, employed or engaged by it or claiming to have been employed or engaged by the indemnifying party.
[Signatures appear on following page.]

IN WITNESS WHEREOF, Landlord has executed this Landlord Consent as of the Assignment Date.
LANDLORD:

BMR-MEDICAL CENTER DRIVE LLC, a Delaware limited liability company

By:/s/ Jonathan P. Klassen

Name:  Jonathan P. Klassen

Title: Executive Vice President